 Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Energy and Power Fund Provides Overview of Results for Fiscal 2012 and

Announces Details of Annual Shareholder Conference Call

PHILADELPHIA, PA, March 28, 2013 – FS Energy and Power Fund (“FSEP”), a business development company focused primarily on investing in the debt and income-oriented equity securities of privately-held U.S. companies in the energy and power industry, provides an overview of its operating results for the year ended December 31, 2012. As previously announced, FSEP will hold its annual shareholder conference call at 1:30 p.m. Eastern Time on Wednesday, April 3, 2013 to discuss these results. Information for those interested in participating in the call can be found below.

Financial Highlights

•	As of March 14, 2013, FSEP had raised total equity capital of approximately $830.1 million, including approximately $28.8 million raised from investors affiliated with FSEP’s sponsor, Franklin Square Capital Partners, and its sub-adviser, GSO Capital Partners.
•	During the year ended December 31, 2012, FSEP generated:
o	Total GAAP-basis net investment income of approximately $10.2 million, or $0.33 per share;
o	Total net realized gains of approximately $5.6 million, or $0.18 per share; and
o	A total increase in net unrealized appreciation of approximately $26.5 million, or $0.86 per share.
•	During the year ended December 31, 2012, FSEP generated a GAAP-basis total return of approximately 14.1%.
•	During the year ended December 31, 2012, FSEP also:
o	Paid cash distributions to shareholders totaling approximately $0.6276 per share;
o	Paid a special one-time share distribution of 1% in February 2012; and
o	Increased its public offering price seven times from $9.95 per share to $10.40 per share and increased the amount of its regular semi-monthly cash distributions four times.
•	As of December 31, 2012:
o	FSEP’s portfolio consisted of investments in 64 portfolio companies;
o	The weighted average purchase price of the investments in FSEP’s portfolio was 97.6% of par or stated value, as applicable;
o	FSEP’s estimated gross annual portfolio yield, prior to leverage, was 9.7% based on the purchase price of its investments;
o	The weighted average credit rating of the investments in FSEP’s portfolio that were rated was B3 based on the Moody’s scale; and
o	Approximately 49% of FSEP's portfolio constituted non-broadly syndicated investments, which includes any investment that is considered proprietary, an anchor order or an opportunistic or event driven investment.

Recent Notable Announcements

•	In 2013, FSEP has increased its share price three times, resulting in an increase of $0.20 per share from $10.40 per share to $10.60 per share.
•	On January 2, 2013, FSEP completed its quarterly tender offer pursuant to its share repurchase program and repurchased 24,249 common shares. This was the second quarterly tender offer conducted by FSEP, and FSEP has repurchased 100% of the common shares that have been validly tendered for repurchase under its share repurchase program.

Annual Shareholder Conference Call

FSEP will hold its annual shareholder conference call on Wednesday, April 3, 2013, at 1:30 p.m. Eastern Time. In order to participate, interested parties should dial (800) 446-1671 at least 5 minutes prior to the beginning of the conference call and provide the confirmation code 34362255 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under the “Investor Relations” section of FSEP’s website (www.fsenergyandpowerfund.com), and will be available for a period of 30 days following the call.

About FS Energy and Power Fund

FSEP, the second investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”), is a publicly registered, non-traded business development company. FSEP focuses primarily on investing in the debt and income-oriented equity securities of privately-held U.S. companies in the energy and power industry. FSEP’s investment objective is to generate current income and long-term capital appreciation. FSEP is managed by FS Investment Advisor, LLC and is sub-advised by GSO Capital Partners LP (“GSO”). GSO, with approximately $56.4 billion in assets under management as of December 31, 2012, is the credit platform of The Blackstone Group L.P. For more information, please visit www.fsenergyandpowerfund.com.

About Franklin Square Capital Partners

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded business development company. The firm currently manages three funds with over $5 billion* in assets. Each fund is sub-advised by GSO Capital Partners LP, a world-leading private debt asset manager and the credit platform of The Blackstone Group L.P.

Forbes Magazine ranked Franklin Square 13th on its 2013 list of America’s Most Promising Companies. Franklin Square distributes its funds through its affiliated broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.

* Assets under management as of September 30, 2012.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSEP’s Annual Report on Form 10-K for the year ended December 31, 2012, which FSEP filed with the Securities and Exchange Commission (“SEC”) on March 26, 2013, as well as FSEP’s other reports filed with the SEC. A copy of FSEP’s Annual Report on Form 10-K for the year ended December 31, 2012 and FSEP’s other reports filed with the SEC can be found on FSEP’s website at www.fsenergyandpowerfund.com and the SEC’s website at www.sec.gov.

FSEP’s gross annual portfolio yield, prior to leverage, represents the expected yield to be generated by FSEP on its investment portfolio based on the composition of its portfolio as of December 31, 2012. The portfolio yield does not represent an actual investment return to shareholders.

Certain Information About Distributions

The determination of the tax attributes of FSEP’s distributions is made annually as of the end of FSEP’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSEP intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on Form 1099-DIV.

The payment of future distributions on FSEP’s common shares is subject to the discretion of its board of trustees and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSEP may fund its cash distributions to shareholders from any sources of funds available to FSEP, including expense reimbursements from Franklin Square Holdings, L.P., as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to FSEP on account of preferred and common equity investments in portfolio companies. FSEP has not established limits on the amount of funds it may use from available sources to make distributions.  There can be no assurance that FSEP will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of FSEP. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSEP makes with the SEC. FSEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.